UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Employment Agreement
Stock Award

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     As previously disclosed, on May 11, 2005 Hillenbrand Industries, Inc.’s Board of Directors appointed Rolf A. Classon to serve as President and Chief Executive Officer of Hillenbrand on an interim basis. At the time the Form 8-K announcing this appointment was filed, Mr. Classon did not have an employment agreement with Hillenbrand.

     On June 20, 2005, Mr. Classon and Hillenbrand entered into an Employment Agreement (the “Agreement”). A brief description of the material terms of the Agreement follows:

•	The term of Mr. Classon’s employment began effective May 11, 2005 and shall continue thereafter until the Board of Directors of Hillenbrand has elected a successor President and Chief Executive Officer unless earlier terminated in accordance with the Agreement.

•	Mr. Classon will receive a base salary of $850,000 per year, pro rated for the period in which he serves.

•	Mr. Classon shall also have the opportunity to earn an incentive compensation bonus. The amount of the bonus shall equal the sum of (i) $382,500 guaranteed bonus plus (ii) an amount up to $382,500 to be determined by the Compensation and Management Development Committee of the Board of Directors based on the achievement by Hillenbrand of certain objectives during Mr. Classon’s term of employment.

•	Mr. Classon will receive 20,000 restricted stock units (otherwise known as deferred stock awards under the Hillenbrand Stock Incentive Plan), which will vest one year after the commencement of Mr. Classon’s employment or on the date an individual succeeds him as President and Chief Executive Officer, whichever is earlier.

•	Mr. Classon will receive a $250,000 signing bonus to compensate him for compensation from other sources foregone by Mr. Classon as a result of his full-time dedication to Hillenbrand.

•	Mr. Classon shall be eligible to participate in Hillenbrand’s 401(k) savings program upon satisfying any applicable eligibility requirements but will not participate, and has waived any rights to participate, in any other Hillenbrand employee benefit plans.

•	During the term of his employment Mr. Classon will not be entitled to receive compensation for service on Hillenbrand’s Board of Directors.

•	Key termination benefits under the agreement are summarized as follows:

o	If the Agreement is terminated due to death or disability, Mr. Classon or his estate will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his guaranteed bonus for his service period, and a pro rata portion of the restricted stock units previously issued shall immediately vest.

o	If the Agreement is terminated with or without cause (as defined) by Hillenbrand or voluntarily on the part of Mr. Classon, Hillenbrand shall only be obligated to pay Mr. Classon his base salary accrued but unpaid as of the date of termination.

o	Mr. Classon will be precluded from competing against Hillenbrand while employed by Hillenbrand and for a period of eighteen months (subject to reduction in certain circumstances) after his employment is terminated, regardless of the reason for such termination.

     The above is a brief summary of the Agreement and does not purport to be complete. A copy of the Agreement with Mr. Classon, dated June 20, 2005, and a copy of the Stock Award, dated effective May 11, 2005, are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K/A. The contents of such Exhibits are incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1	Employment Agreement between Hillenbrand Industries, Inc. and Rolf A. Classon dated June 20, 2005.

10.2	Stock Award between Hillenbrand Industries, Inc. and Rolf A. Classon dated effective May 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: June 23, 2005	BY:	/S/	Scott K. Sorensen

Scott K. Sorensen Vice President and Chief Financial Officer

DATE: June 23, 2005	BY:	/S/	Gregory N. Miller

Gregory N. Miller Vice President – Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Employment Agreement between Hillenbrand Industries, Inc. and Rolf A. Classon dated June 20, 2005.

10.2	Stock Award between Hillenbrand Industries, Inc. and Rolf A. Classon dated effective May 11, 2005.